                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Registration Statement on Form S-8 filed by Security Capital Group Incorporated, in connection with the Security Capital Group Incorporated 1992 Option Plan A of our reports dated March 4, 1996 and February 28, 1997, relating to the consolidated financial statements of Security Capital US Realty SICAV, which appear in such Registration Statement.

                                          Price Waterhouse SA
                                          24-26 Avenue de Liberte
                                          Luxembourg, L-1014
                                          October 21, 1997